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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Stockholders of Dreyer's Grand Ice Cream, Inc., which is incorporated by reference in Dreyer's Grand Ice Cream, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 25, 1999. We also consent to the incorporation by reference of our report dated February 15, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------
PricewaterhouseCoopers LLP

San Francisco, California
February 21, 2001